Exhibit 99.1

Applied Optoelectronics Announces Definitive Agreement to Sell its Chinese Manufacturing Facilities and Certain Assets Related to its Transceiver Business for $150 Million

Positions the Company to Focus on Higher Margin and Higher Growth Opportunities

Transaction is Expected to Close in 2023

Company to Host Conference Call and Webcast at 5 p.m. ET Today

Sugar Land, TX, September 15, 2022 – Applied Optoelectronics, Inc. (NASDAQ: AAOI) (the “Company” or “AOI” or the “Seller”), a leading provider of fiber-optic access network products for the internet datacenter, cable television (CATV) broadband, telecom, and fiber-to-the-home (FTTH) markets, announced today that it has entered into a definitive agreement (the “Agreement”) with Yuhan Optoelectronic Technology (Shanghai) Co., Ltd. (the “Purchaser”) for the sale of its manufacturing facilities located in the People’s Republic of China and certain assets related to its transceiver business and multi-channel optical sub-assembly products for the internet datacenter, telecom, and FTTH markets for a purchase price of $150 million, less a holdback amount. The Company anticipates that the transaction will be completed in 2023 and is subject to customary closing conditions and regulatory approvals.

“The significant proceeds from this transaction will enable us to make strategic investments in higher margin and higher growth opportunities,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “After careful consideration, we concluded that it is in the best interest of the company and our shareholders for AOI to exit the transceiver market and focus our resources on our CATV business and manufacturing lasers and laser components for the datacenter, CATV, telecom, and FTTH markets. Further, we believe that this transaction opens up new opportunities for customer expansion with our existing datacenter laser business, which has a large addressable market.”

“I want to thank our team in China for their hard work and contributions over the years. We are proud of the transceiver business that we have built, and we look forward to its growth under Yuhan Optoelectronic Technology’s ownership,” said Lin.

“This transaction is part of our plan to accelerate our path to profitability,” said Dr. Stefan Murry, Applied Optoelectronics Inc. Chief Financial Officer and Chief Strategy Officer. “We intend to use the majority of the proceeds from the sale for increased investments in the business, particularly in our fast-growing CATV business and some of our newer laser-related products. In addition to the sale, we look forward to a new collaboration with Yuhan Optoelectronic Technology through a contract manufacturing agreement for the production of certain AOI CATV products, and look forward to continuing to supply datacenter lasers for the production of Yuhan’s datacenter transceivers."

Transaction Rationale

•	The transaction generates significant proceeds, which will enable AOI to make strategic investments in higher margin and higher growth opportunities.
•	Following the transaction, AOI will have a focused portfolio composed of lasers. Additionally, the Company will retain its manufacturing facilities in Taiwan and Sugar Land, Texas.
•	The transaction opens up new opportunities for customer expansion with AOI’s existing datacenter laser business.

The Transaction has been unanimously approved by the Board of Directors of the Company.

Product Supply Agreement & Contract Manufacturing Agreement

As part of the Agreement, Yuhan Optoelectronic Technology (Shanghai) Co., Ltd. expects to utilize AOI’s lasers in the production of their datacenter transceiver products. Additionally, AOI expects to continue to use the manufacturing facilities in China on a contract basis to produce certain CATV products.

Use of Proceeds

Prior to the closing of this transaction, AOI anticipates investing an amount equal to between 4% and 10% of the estimated proceeds from the transaction in exchange for a 10% equity interest in the Purchaser. Additional details regarding such investment are subject to further negotiation between the parties.

AOI currently intends that the remainder of the net proceeds from the transaction would be used for general working capital purposes.

Conference Call Information

Management will host a conference call today at 5:00 p.m. Eastern time / 4:00 p.m. Central time, Thursday, September 15 to discuss the transaction. The call can be accessed by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with presentation materials will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will be available until September 22, 2022, at 11:59 p.m. Eastern Time / 10:59 p.m. Central Time and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 1628423.

Financial Advisor

China International Capital Corporation Limited acted as AOI’s exclusive financial advisor on this transaction.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations regarding the time to close the transaction with Yuhan Optoelectronic Technology (Shanghai) Co., Ltd. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the process and timing associated with seeking and obtaining regulatory approvals for the transaction with Yuhan Optoelectronic Technology (Shanghai) Co., Ltd.; timing related to the satisfaction of conditions to close such transaction; the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; fluctuations in the inter-company payables between AOI’s subsidiary in China and AOI and its other affiliated entities; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

About Applied Optoelectronics:

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

Investor Relations Contact:

The Blueshirt Group, Investor Relations

Lindsay Savarese

+1-212-331-8417

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com